REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                NTL INCORPORATED
             (Exact name of Registrant as specified in its charter)

          DELAWARE                                       52-1822078
 (State of incorporation)                   (I.R.S. employer identification no.)

                 110 EAST 59TH STREET, NEW YORK, NEW YORK 10022
               (Address of principal executive offices; zip code)

                     NTL INCORPORATED 1993 STOCK OPTION PLAN
                            (Full title of the Plan)

                            RICHARD J. LUBASCH, ESQ.
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                                NTL INCORPORATED
                              110 EAST 59TH STREET
                            NEW YORK, NEW YORK 10022
                                 (212) 906-8480
 (Name, address and telephone number, including area code, of agent for service)

                                   Copies to:
                             THOMAS H. KENNEDY, ESQ.
                      SKADDEN, ARPS, SLATE, MEAGHER & FLOM
                                919 THIRD AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 735-3000

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================================
Title of Securities to be               Amount to be           Proposed Maximum        Proposed Maximum           Amount of Regis-
Registered                              Registered             Offering Price          Aggregate Offering         tration Fee (3)
                                                               Per Share(1)(2)         Price (2)
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value                 1,600,000              $31.375                 $50,200,000                $14,809
$0.01 per share (including
Series A Junior Participating
Preferred Stock Purchase
Rights)(4)
==================================================================================================================================

(1) Estimated pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933, as amended (the "Securities Act"), on the basis of the average of the high and low sale prices for a share of Common Stock on the Nasdaq Stock Market's National Market on January 20, 1998.

(2)  Estimated solely for the purpose of calculating the registration fee.

(3) The registration fee has been calculated pursuant to Section 6(b) of the Securities Act.

(4) Prior to the occurrence of certain events, the Series A Junior Participating Preferred Stock Purchase Rights (the "Rights") will not be evidenced separately from the Common Stock. The value attributable to the Rights, if any, is reflected in the value of the Common Stock.

     Pursuant to Instruction E of Form S-8 with respect to the registration of additional securities, the Registration Statement dated December 7, 1992 of the registrant's predecessor company, OCOM Corporation, a Delaware corporation, filed on Form S-8 (File No. 33-55448), and all exhibits thereto, and the Registration Statements, dated May 12, 1994 and September 26, 1996, of the registrant's predecessor company, International CableTel Incorporated, filed on Form S-8 (File Nos. 33-78844 and 333-13015), and all exhibits thereto, are incorporated by reference in this Registration Statement.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 8.    EXHIBITS.

           5 Opinion of Richard J. Lubasch, Esq. regarding the legality of the securities being registered

           23.1     Consent of Richard J.  Lubasch,  Esq.  (included  as part of
                    Exhibit 5)

           23.2     Consent of Ernst & Young LLP

           24       Powers of Attorney


















                               Page 2 of 17 Pages

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on this 22nd day of January, 1998.

                                 NTL INCORPORATED


                                 By:  /s/ Richard J. Lubasch
                                    -----------------------------------------
                                    Richard J. Lubasch
                                    Senior Vice President-General Counsel and
                                      Secretary


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the date indicated.



Name                    Title                                   Date
----                    -----                                   ----

           *            Chairman of the Board, Chief            January 22, 1998
----------------------    Executive Officer and Treasurer
George S. Blumenthal      (Principal Executive Officer)


           *            President, Chief Operating and          January 22, 1998
----------------------    Financial Officer and Director
J. Barclay Knapp          (Principal Financial Officer)


           *            Vice President-Controller               January 22, 1998
----------------------    (Principal Accounting Officer)
Gregg Gorelick


           *            Director                                January 22, 1998
----------------------
Sidney R. Knafel


                               Page 3 of 17 Pages

           *            Director                                January 22, 1998
----------------------
Ted H. McCourtney


           *            Director                                January 22, 1998
----------------------
Del Mintz


           *            Director                                January 22, 1998
----------------------
Alan J. Patricof


          *             Director                                January 22, 1998
----------------------
Warren Potash


          *             Director                                January 22, 1998
----------------------
Michael S. Willner




* By: /s/ Richard J. Lubasch
     ----------------------------
        Richard J. Lubasch
        Attorney-in-Fact














                               Page 4 of 17 Pages

                                  EXHIBIT INDEX



Exhibit No.     Description of Exhibit                      Page No.
-----------     ----------------------                      --------

5               Opinion of Richard J. Lubasch, Esq.             6
                regarding the legality of the securities registered

23.1            Consent of Richard J. Lubasch, Esq.
                (included as part of Exhibit 5)

23.2            Consent of Ernst & Young LLP                    8

24              Powers of Attorney                              9
























                               Page 5 of 17 Pages